Exhibit 99

Amendment Form 4 Joint Filer Information

Name:   Essex Woodlands Health Ventures V, L.L.C.

Address:   21 Waterway Avenue
           Suite 225
           The Woodlands, TX 77380

Designated Filer:   Essex Woodlands Health Ventures Fund V, L.P.

Issuer & Ticker Symbol:   Thermage, Inc. (THRM)

Date of Event Requiring Statement:   11/10/2006

Signature:   /s/ Martin P. Sutter, Managing Director